Exhibit 99.1

Contact:	Todd R. Moore
General Counsel
(281) 897-7788

NCI BUILDING SYSTEMS RESALE SHELF REGISTRATION
STATEMENT DECLARED EFFECTIVE

HOUSTON (April 28, 2005) — NCI Building Systems, Inc. (NYSE: NCS) today announced that the Securities and Exchange Commission has declared effective NCI’s resale shelf registration statement on Form S-3 for the registration of resales of up to $180 million of its 2.125% Convertible Senior Subordinated Notes due 2024, as well as shares of its common stock (and associated Rights to purchase its Series A Junior Preferred Stock), which may be issuable upon conversion of the notes.

     The securities being registered are being offered in connection with a distribution by individual noteholders whose names appear in a final prospectus and not by NCI. This release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

     A written prospectus may be obtained by contacting NCI Building Systems, Inc., 10943 N. Sam Houston Parkway W., Houston, Texas 77064, Attn: Todd R. Moore, Vice President and General Counsel.

     NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. The Company operates manufacturing and distribution facilities in 16 states and Mexico.

     This release contains forward-looking statements concerning our business and operations. Forward-looking statements involve a number of risks and uncertainties, and our actual performance may differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially are industry cyclicality and seasonality, fluctuations in demand and prices for steel, the financial condition of our raw material suppliers, competitive activity and pricing pressure, ability to execute our acquisition strategy and general economic conditions affecting the construction industry. These and other factors that could affect our financial position and results of operations are described in further detail in our filings with the Securities and Exchange Commission. We expressly disclaim any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in our expectations.

10943 N. Sam Houston Parkway W. • Houston, Texas 77064
P.O. Box 692055 • Houston, Texas 77269-2055 • Telephone: (281) 897-7788 • Fax: (281) 477-9675